Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise defined herein, defined terms included below have the same meaning as terms defined and included in the proxy statement/prospectus dated November 14, 2022 and filed with the Securities and Exchange Commission by InterPrivate II on November 16, 2022 (the “proxy statement/prospectus”).

Introduction

InterPrivate II is providing the following unaudited pro forma condensed combined financial information to aid InterPrivate II’s stockholders in their analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The following unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•	The Business Combination;

•	The issuance of an additional $18.2 million aggregate principal amount of Getaround 2022 Bridge Notes after the September 30, 2022 balance sheet date;

•	The issuance of $2.0 million principal amount of Subordinated Promissory Note to a related party after the September 30, 2022, balance sheet date; and

•	The issuance of $175.0 million of Convertible Notes and related $3.5 million of Convertible Notes Warrants in the Convertible Notes Financing;

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical balance sheet of InterPrivate II and the historical balance sheet of Getaround for such period on a pro forma basis as if the Business Combination had been consummated on September 30, 2022.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 combines the historical statements of operations of InterPrivate II and Getaround for such period on a pro forma basis as if the Business Combination had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination occurred on the dates indicated. The unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with InterPrivate II’s and Getaround’s unaudited and audited financial statements and related notes, the sections titled “InterPrivate II Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Getaround’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Getaround’s unaudited financial statements and related notes and Management’s Discussion and Analysis included in Exhibits 99.1 and 99.2, respectively, to the Form 8-K, InterPrivate II’s unaudited financial statements and related notes and Management’s Discussion and Analysis included in the Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 15, 2022 (the “IPV II Form 10-Q”), and other financial information included in the Form 8-K and the proxy statement/prospectus.

Under both the no redemptions and contractual maximum redemption scenarios, the Business Combination will be accounted for as a reverse capitalization in accordance with GAAP. Under the guidance in ASC 805, InterPrivate II has been determined to be the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Getaround issuing stock for the net assets of InterPrivate II, accompanied by a recapitalization whereby the net assets of InterPrivate II will be stated at historical cost and no goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Getaround.

Getaround was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances under both the no redemption and contractual maximum redemption scenarios:

•	Getaround will comprise the ongoing operations of the combined company;

•	Getaround’s senior management will comprise the senior management of the combined company;

•	Getaround will control a majority of the initial Board of Directors;

•	The post-combination company will assume the Getaround name; and

•	Getaround equityholders will have a majority voting interest in the post-combination company.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption of Public Shares for cash:

•

Assuming No Redemptions — This presentation assumes that none of the InterPrivate II stockholders exercises redemption rights with respect to its Public Shares for a pro rata portion of the funds in the Trust Account.

•

Assuming Maximum Redemptions — This presentation assumes that InterPrivate II stockholders holding 25,496,400 Public Shares exercise their redemption rights and that such Public Shares are redeemed for their pro rata share (approximately $10.00 per share) of the funds in the Trust Account for aggregate redemption proceeds of $255.0 million, which represents the maximum amount of redemptions that would still enable InterPrivate II to have sufficient cash to satisfy the minimum cash closing condition in the Merger Agreement. Under the Merger Agreement, the consummation of the Business Combination is conditioned upon, among other things, the net tangible assets of InterPrivate II being at least $5.0 million following the exercise by the holders of Public Shares of their redemption rights. It is also a condition to Getaround’s obligation to close the Business Combination that the Parent Available Cash, including the amount in the Trust Account, after giving effect to redemptions of Public Shares, must not be less than $225.0 million.

Description of the Business Combination

Pursuant to the Merger Agreement, the aggregate share consideration to be issued by New Getaround in the Business Combination in the no redemption scenario will be $1,197.3 million, consisting of 87,188,470 newly issued shares of New Getaround common stock valued at $10.00 per share and 32,543,750 previously issued Class A Stock retained by InterPrivate II stockholders. Of the $1,197.3 million in aggregate share consideration, the InterPrivate II stockholders, including the Public Stockholders and Initial Stockholders, will retain $325.4 million of 32,543,750 previously issued shares of Class A Stock; the holders of the Getaround 2022 Bridge Notes will receive $71.9 million in the form of 7,188,465 newly issued shares of New Getaround common stock; and the Getaround equityholders will receive an aggregate of $800.0 million in the form of 80,000,000 newly issued shares of New Getaround common stock, inclusive of 9,333,333 Bonus Shares, issued in respect of all outstanding shares of Getaround Common Stock, including shares of Getaround Common Stock issued upon exercise of Getaround Warrants that are exercisable in accordance with their terms for Getaround Capital Stock and conversion of Getaround Preferred Stock, Getaround non-voting common stock and convertible notes other than the Getaround 2022 Bridge Notes, in each case immediately prior to the consummation of the Business Combination, all outstanding in-the-money vested Getaround Options that will be converted into the right to receive shares of New Getaround common stock and all outstanding Getaround 2021 Bridge Notes that will convert in accordance with their terms into shares of Class A Stock. InterPrivate II and Getaround have agreed to reserve in escrow 9,333,333 shares of Class A Stock of the 80.0 million shares constituting the aggregate transaction consideration for distribution as Bonus Shares promptly following the Closing to the Bonus Share Recipients. The Bonus Shares will be apportioned pro rata to each Bonus Share Recipient based on the number of shares of Class A Stock that remain outstanding after giving effect to redemptions and automatic conversion of the Founder Shares into shares of Class A Stock. However, the Initial Stockholders expect to re-allocate to the Getaround equityholders the Excess Shares. In the event of such re-allocation, the Initial Stockholders would not receive a proportionally greater share of the Bonus Shares if any Public Stockholders elect to redeem, and the number of Bonus Shares distributed to the Initial Stockholders would be a fixed amount equal to 1,912,549 Bonus Shares. The non-redeeming Public Stockholders will be entitled to receive between approximately 0.2867934 Bonus Shares (assuming the no redemptions scenario) and approximately 1.3063387 Bonus Shares (assuming the contractual maximum redemption scenario) for each outstanding share of Class A Stock held at the Closing. Any additional Bonus Shares received by a Bonus Share Recipient will be rounded down to the nearest whole number of shares of Class A stock.

The following represents the share consideration to be paid at the Closing under both the no redemption and contractual maximum redemption scenarios (in thousands):

	Assuming No Redemptions	Assuming Maximum Redemptions
New Getaround common stock retained by InterPrivate II stockholders	$325,438	$70,474
New Getaround common stock issued to 2022 Bridge Noteholders	71,885	71,885
New Getaround common stock held in escrow (Bonus Shares)(1)(2)	93,333	93,333
New Getaround common stock issued to Getaround equityholders(1)	706,667	706,667

Share Consideration – at Closing	$1,197,323	$942,359

(1)	The Merger Agreement included in the Form 8-K and the proxy statement/prospectus includes Aggregate Merger Consideration to Getaround equity holders based on a Base Purchase Price of $800.0 million.
(2)

Assuming no redemptions, $74.2 million and $19.1 million of Bonus Shares are allocated to non-redeeming Public Stockholders and Initial Stockholders of InterPrivate II, respectively. Assuming maximum redemptions, $6.2 million and $19.1 million of Bonus Shares are allocated to non-redeeming Public Stockholders and Initial Stockholders of InterPrivate II, respectively and the remaining $68.0 million of Bonus Shares are allocated to Getaround equityholders.

The value of share consideration issuable at the Closing is assumed to be $10.00 per share. The Business Combination is accounted for as a reverse recapitalization, therefore any change in the trading price of New Getaround common stock will not impact the pro forma financial statements because New Getaround will account for the acquisition of InterPrivate II based upon the amount of net assets acquired upon consummation.

The following summarizes the pro forma shares of New Getaround common stock outstanding under the two scenarios:

	Assuming No Redemptions	Assuming Maximum Redemptions
New Getaround common stock retained by InterPrivate II stockholders(1)	32,543,750	7,047,350
New Getaround common stock issued to 2022 Bridge Noteholders	7,188,465	7,188,465
New Getaround common stock held in escrow (Bonus Shares) (2)	9,333,333	9,333,333
New Getaround common stock issued to Getaround equityholders(3)(4)	70,666,672	70,666,672

Pro Forma Common Stock at Closing	119,732,220	94,235,820

(1)	Excludes 5,175,000 Public Warrants, 4,616,667 Private Warrants and 2,800,000 Convertible Notes Warrants.
(2)

Assuming no redemptions, 7,420,779 and 1,912,554 Bonus Shares are allocated to non-redeeming Public Stockholders and Initial Stockholders of InterPrivate II, respectively. Assuming maximum redemptions, 621,687 and 1,912,554 Bonus Shares are allocated to non-redeeming Public Stockholders and Initial Stockholders of InterPrivate II, respectively, and 6,799,092 Bonus Shares are allocated to Getaround equityholders, respectively.

(3)

Excludes an aggregate of 3,794,610 outstanding Getaround shares underlying outstanding Getaround Options and Getaround RSUs that are unvested as of September 30, 2022, or Getaround Options that are vested as of September 30, 2022 and out-of-the-money.

(4)	Excludes 34,000,000 Earnout Shares and 11,000,000 Incentive Earnout Shares.

The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Accounting for the Earnout Shares, and Incentive Earnout Shares and Bonus Shares

Following the Closing, in addition to the share consideration to be paid at the Closing, Getaround Stockholders, the holders of Getaround 2021 Bridge Notes and the holders of in-the-money vested Getaround Options (the “Earnout Recipients”) will be entitled to receive their pro rata share of an additional aggregate 34,000,000 Earnout Shares upon satisfaction of certain stock price performance conditions during the period following the Closing Date and expiring on the seventh anniversary of the Closing Date. During the same period, certain Getaround employees will be entitled to receive 11,000,000 additional Earnout Shares (the “Incentive Earnout Shares”) under the 2022 Equity Incentive Plan upon satisfaction of the same stock price performance conditions. It is not yet known what the terms of the Incentive Earnout Share awards will be or what form of award will be issued.

The issuance of the Earnout Shares and Incentive Earnout Shares are anticipated to be accounted for as equity transactions. Because the Earnout Shares are payable to the Earnout Recipients (i.e., equityholders of the accounting acquirer in the Business Combination) and the Incentive Earnout Shares are payable to Getaround employees, the accounting for the Earnout Shares and Incentive Earnout Shares arrangements do not fall under Accounting Standards Codification (“ASC”) Topic 805.

The accounting for the Earnout Shares and Incentive Earnout Shares were also evaluated under ASC 480, and the Incentive Earnout Shares further evaluated under ASC 718 to determine if the arrangements should be classified as either a liability or equity. As part of that preliminary analysis, it was determined that both arrangements are free-standing and these instruments will be classified as equity. Therefore, while the Earnout Shares will be recognized at fair value upon the consummation of the Business Combination, currently estimated at $6.5 million this adjustment will have no net impact on any financial statement line item as it would simultaneously increase and decrease additional paid-in capital. Thus, no adjustment has been applied to the unaudited pro forma condensed combined balance sheet related to the Earnout Shares. Further, as the terms of the Incentive Earnout Shares, with an estimated fair value of $2.1 million, are not yet known, there have been no adjustments recognized within the unaudited pro forma condensed financial statements.

Getaround has preliminarily concluded the Bonus Shares allocated certain designees of EarlyBirdCapital, Inc., one of the underwriters in InterPrivate II’s initial public offering, and the holders of the Class B Stock including the Sponsor and the independent directors of InterPrivate II (“Initial Stockholders Bonus Shares”) will be expensed. The allocation of Bonus Shares to holders of Class A Stock was designed to minimize redemptions. However, the shares held by EarlyBirdCapital and by holders of Class B Stock are not subject to redemption, thus the Bonus Shares allocated to these holders is presumed to be non-cash compensation to close the Business Combination. This treatment is based on preliminary interpretation on Staff Accounting Bulletin “SAB” Topic 5.T.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(in thousands)

	As of September 30, 2022
	InterPrivate II (Historical) (US GAAP)	Getaround (Historical) (US GAAP)	Getaround Transaction Adjustments		Combined	Transaction Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Adjustments (Assuming Maximum Redemptions)	Combined Pro Forma Combined (Assuming Maximum Redemptions)

	(in thousands)
Assets
Current Assets
Cash and cash equivalents	$40	$27,216	$18,200	A	$47,456	$260,208	B	$371,421	$(254,964)	S $	116,457
			2,000	V		(18,093)	C
						(6,575)	E
						169,750	N
						(81,325)	O
Restricted cash	—	3,600	—		3,600	—		3,600	—		3,600
Accounts receivable, net	—	439	—		439	—		439	—		439
Prepaid income taxes	—	—	—		—	—		—	—		—
Prepaid expenses and other current assets	126	7,035	—		7,161	(2,907)	C	4,128	—		4,128
						126	F

Total Current Assets	166	38,290	20,200		58,656	320,932		379,588	(254,964)		124,624
Marketable securities held in Trust Account	260,208	—	—		260,208	(260,208)	B	—			—
Property and Equipment, Net	—	10,678	—		10,678	—		10,678	—		10,678
Operating Lease Right-of-Use Assets, Net	—	13,407	—		13,407	—		13,407	—		13,407
Goodwill	—	105,957	—		105,957	—		105,957	—		105,957
Intangible Assets, Net	—	10,785	—		10,785	—		10,785	—		10,785
Deferred Tax Assets	—	3	—		3	—		3	—		3
Other Assets	—	1,745	—		1,745	—		1,745	—		1,745

Total Assets	$260,374	$180,865	$20,200		$461,439	$60,724		$522,163	$(254,964)		$267,199

Liabilities, Mezzanine Equity and Stockholders’ (Deficit) Equity
Current Liabilities
Income tax payable	$—	$—	$—		$—	$—	E	$—	$—		$—
Related party payable	439	—	—		439	(439)	E	—	—		—
Accounts payable	6,136	10,472	—		16,608	6,136	E	10,472	—		10,472
Accrued host payments and insurance fees	—	13,510	—		13,510	—		13,510	—		13,510
Operating lease liabilities, current	—	1,828	—		1,828	—		1,828	—		1,828
Notes payable, current	—	38,425	—		38,425	(37,530)	O	895	—		895
Other accrued liabilities	—	28,657	—		28,657	(11)	G	26,586	—		26,586
						(2,060)	P
Deferred revenue	—	866	—		866	—		866	—		866

Total Current Liabilities	6,575	93,758	—		100,333	(46,176)		54,157	—		54,157
Notes Payable, net of discount (net of current portion)	—	40,111	2,000	V	42,111	(38,965)	O	3,146	—		3,146
Convertible Notes Payable	—	54,312	18,200	A	72,512	(72,512)	G	175,000	—		175,000
						175,000	N
Related Party Convertible Notes Payable	—	8,869	—		8,869	(8,869)	G	—	—		—
Operating Lease Liabilities (net of current portion)	—	18,101	—		18,101	—		18,101	—		18,101
Deferred Tax Liabilities	—	979	—		979	—		979	—		979
Warrant Liability	237	65,376	—		65,613	(65,376)	H	3,737	—		3,737
						3,500	N

Total Liabilities	$6,812	$281,506	$20,200		$308,518	$(53,398)		$255,120	$—		$255,120

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(in thousands)

	As of September 30, 2022
Commitments and Contingencies
Mezzanine Equity
Class A common stock subject to possible redemption	259,964	—	—	259,964	(259,964)	I	—	—		—
Series A convertible	—	16,953	—	16,953	(16,953)	J	—	—		—
Series B convertible	—	9,578	—	9,578	(9,578)	J	—	—		—
Series C convertible	—	22,761	—	22,761	(22,761)	J	—	—		—
Series D convertible	—	241,428	—	241,428	(241,428)	J	—	—		—
Series E convertible	—	120,296	—	120,296	(120,296)	J	—	—		—

Total Mezzanine Equity	259,964	411,016	—	670,980	(670,980)		—	—		—
Stockholders’ (Deficit) Equity
New Getaround common stock	—	—	—	—	3	I	12	(2)	S	10
					4	J
					2	K
					1	G
					1	H
					1	T
Getaround common stock	—	1	—	1	(1)	K	—	—		—
InterPrivate II class A common stock	—	—	—	—	—		—	—		—
InterPrivate II class B common stock	1	—	—	1	(1)	L	—	—		—
Additional paid-in capital	—	247,278	—	247,278	(21,000)	C	1,016,976	(254,962)	S	762,014
					(126)	F
					56,425	G
					65,375	H
					259,961	I
					411,012	J
					(1)	K
					1	L
					(6,403)	M
					(15,139)	Q
					468	R
					19,125	T
Stockholder notes	—	(14,478)	—	(14,478)	14,478	D	—	—		—
Treasury stock	—	(661)	—	(661)	(14,478)	D	—	—		—
					15,139	Q
Accumulated deficit	(6,403)	(726,527)	—	(732,930)	24,966	G	(732,675)	—		(732,675)
					6,403	M
					(8,750)	N
					(4,830)	O
					2,060	P
					(468)	R
					(19,126)	T
Accumulated other comprehensive income	—	(17,270)	—	(17,270)	—		(17,270)	—		(17,270)

Total Stockholders’ (Deficit) Equity	(6,402)	(511,657)	—	(518,059)	785,102		267,043	(254,964)		12,079

Total Liabilities, Mezzanine Equity and Stockholders’ (Deficit) Equity	$260,374	$180,865	$20,200	$461,439	$60,724		$522,163	$(254,964)		$267,199

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2022
	InterPrivate II (Historical) (US GAAP)	Getaround (Historical) (US GAAP)	Getaround Transaction Adjustments	Combined	Transaction Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Service revenue	$—	$43,967	$—	$43,967	$—		$43,967	$—	$43,967
Lease revenue	—	1,058	—	1,058	—		1,058	—	1,058

Total Revenues	—	45,025	—	45,025	—		45,025	—	45,025

Costs and Expenses
Operating and formation costs	5,404	—	—	5,404	—		5,404	—	5,404
Related party administrative fees	180	—	—	180	—		180	—	180
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Service	—	3,754	—	3,754	—		3,754	—	3,754
Lease	—	90	—	90	—		90	—	90
Sales and marketing	—	22,736	—	22,736	—		22,736	—	22,736
Operations and support	—	39,596	—	39,596	—		39,596	—	39,596
Technology and product development	—	13,374	—	13,374	—		13,374	—	13,374
General and administrative	—	38,665	—	38,665	—		38,665	—	38,665
Depreciation and amortization	—	7,670	—	7,670	—		7,670	—	7,670

Total Operating Expenses	5,584	125,885	—	131,469	—		131,469	—	131,469

Loss From Operations	(5,584)	(80,860)	—	(86,444)	—		(86,444)	—	(86,444)
Other Income (Expense)
Interest earned on marketable securities held in Trust Account	824	—	—	824	(824)	KK	—	—	—
Unrealized loss on marketable securities held in Trust Account	984	—	—	984	(984)	PP	—	—	—
Convertible promissory note fair value adjustment	—	3,896	—	3,896	(3,896)	MM	(12,469)	—	(12,469)
					(12,469)	OO
Warrant liability fair value adjustment	3,878	(17,521)	—	(13,643)	17,521	LL	3,878	—	3,878
Interest expense, net	—	(7,903)	—	(7,903)	7,866	NN	(37)	—	(37)
Other income, net	—	1,258	—	1,258	—		1,258	—	1,258

Total Other Income (Expense)	5,686	(20,270)	—	(14,584)	7,214		(7,370)	—	(7,370)

Loss, before benefit for income taxes	102	(101,130)	—	(101,028)	7,214		(93,814)	—	(93,814)
Income Tax Provision (Benefit)	322	(547)	—	(225)	—		(225)	—	(225)

Net Loss	(220)	(100,583)	—	(100,803)	7,214		(93,589)	—	(93,589)
Foreign Currency Translation Loss	—	(19,553)		(19,553)	—		(19,553)	—	(19,553)

Comprehensive Loss	$(220)	$(120,136)	$—	$(120,356)	$7,214		$(113,142)	$—	$(113,142)

Weighted average shares outstanding, basic and diluted		71,169,000					119,732,220		94,235,820

Basic and diluted net loss per common share		$(1.41)					$(0.78)		$(0.99)

Weighted average redeemable shares outstanding, basic and diluted	25,875,000

Basic and diluted net income per redeemable share	$(0.01)

Weighted average non-redeemable shares outstanding, basic and diluted	6,668,750

Basic and diluted net loss per non-redeemable share	$(0.01)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

	For the Year Ended December 31, 2021
	InterPrivate II (Historical) (US GAAP)	Getaround (Historical) (US GAAP)	Getaround Transaction Adjustments	Combined	Transaction Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Additional Transaction Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Service revenue	$—	$61,120	$—	$61,120	$—		$61,120	$—	$61,120
Lease revenue	—	1,947	—	1,947	—		1,947	—	1,947

Total Revenues	—	63,067	—	63,067	—		63,067	—	63,067

Costs and Expenses
Operating and formation costs	1,986	—	—	1,986	—		1,986	—	1,986
Related party administrative fees	100	—	—	100	—		100	—	100
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Service	—	5,859	—	5,859	—		5,859	—	5,859
Lease	—	187	—	187	—		187	—	187
Sales and marketing	—	20,331	—	20,331	86	AA	20,417	—	20,417
Operations and support	—	46,978	—	46,978	86	AA	47,064	—	47,064
Technology and product development	—	17,800	—	17,800	115	AA	17,915	—	17,915
General and administrative	—	59,458	—	59,458	181	AA	78,765	—	78,765
					19,126	II
Depreciation and amortization	—	12,815	—	12,815	—		12,815	—	12,815

Total Operating Expenses	2,086	163,428	—	165,514	19,594		185,108	—	185,108

Loss From Operations	(2,086)	(100,361)		(102,447)	(19,594)		(122,041)	—	(122,041)
Other Income (Expense)
Offering costs attributable to warrant liabilities	(7)	—	—	(7)	—		(7)	—	(7)
Interest earned on marketable securities held in Trust Account	105	—	—	105	(105)	BB	—	—	—
Unrealized loss on marketable securities held in Trust Account	(34)	—	—	(34)	34	CC	—	—	—
Gain (Loss) on extinguishment of debt	—	7,017	—	7,017	(25,471)	FF	(18,454)	—	(18,454)
Convertible promissory note and securities fair value adjustment	—	(5,383)	—	(5,383)	5,383	EE	(16,625)	—	(16,625)
					(16,625)	HH
Warrant liability fair value adjustment	(599)	(15,353)	—	(15,952)	15,353	DD	(599)	—	(599)
Interest expense, net	—	(7,370)	—	(7,370)	(4.325)	FF	(18,038)	—	(18,038)
					2,407	GG
					(5,250)	HH
					(3,500)	HH
Other income, net	—	916	—	916	—		916	—	916

Loss, before benefit for income taxes	(2,621)	(120,534)	—	(123,155)	(51,693)		(174,848)	—	(174,848)
Income Tax Benefit	—	(471)	—	(471)	—		(471)	—	(471)

Net Loss	(2,621)	(120,063)	—	(122,684)	(51,693)		(174,377)	—	(174,377)
Foreign Currency Translation Loss	—	(11,203)	—	(11,203)	—		(11,203)	—	(11,203)

Comprehensive Loss	$(2,621)	$(131,266)	$—	$(133,887)	$(51,693)		$(185,580)	$—	$(185,580)

Weighted average shares outstanding, basic and diluted		69,038,507					119,732,220		94,235,820

Basic and diluted net loss per common share		$(1.74)					$(1.46)		$(1.85)

Weighted average redeemable shares outstanding, basic and diluted	21,125,342

Basic and diluted net income per redeemable share	(0.10)

Weighted average non-redeemable shares outstanding, basic and diluted	6,292,226

Basic and diluted net loss per non-redeemable share	(0.10)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

Under both the no redemption and contractual maximum redemption scenarios, the Business Combination will be accounted for as a reverse capitalization, in accordance with GAAP. Under the guidance in ASC 805, InterPrivate II has been determined to be the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Getaround issuing stock for the net assets of InterPrivate II, accompanied by a recapitalization whereby the net assets of InterPrivate II will be stated at historical cost and no goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Getaround.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022, assumes that the Business Combination occurred on September 30, 2022. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022, and for the year ended December 31, 2021, reflects pro forma effect to the Business Combination as if it had been completed on January 1, 2021. These periods are presented on the basis of Getaround as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022, has been prepared using, and should be read in conjunction with, the following:

•	InterPrivate II’s Condensed Balance Sheet (Unaudited) as of September 30, 2022, and the related Notes to Financial Statements, included in the IPV II Form 10-Q; and

•	Getaround’s Condensed Balance Sheet (Unaudited) as of September 30, 2022, and the related Notes to Financial Statements, included in Exhibit 99.1 to the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022, has been prepared using, and should be read in conjunction with, the following:

•	InterPrivate II’s Condensed Statements of Operations (Unaudited) for the nine months ended September 30, 2022, and the related Notes to Financial Statements, included in the IPV II Form 10-Q; and

•

Getaround’s Condensed Statements of Operations and Comprehensive Loss (Unaudited) for the nine months ended September 30, 2022, and the related Notes to Financial Statements, included in Exhibit 99.1 to the Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	InterPrivate II’s Statement of Operations for the Year Ended December 31, 2021 and the related Notes to Financial Statements, included in the Form 8-K and the proxy statement/prospectus; and

•

Getaround’s Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2021 and the related Notes to Financial Statements, included in the Form 8-K and the proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that InterPrivate II believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. InterPrivate II believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of InterPrivate II and Getaround included in the Form 8-K and the proxy statement/prospectus, in Exhibit 99.1 to the Form 8-K and the IPV II Form 10-Q.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Business Combination (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). InterPrivate II has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the accounting policies of the two entities. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the combined company’s shares outstanding, assuming the Business Combination occurred on January 1, 2021.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022, are as follows:

Getaround Transaction Adjustments

(A)

Reflects the additional issuance of $18.2 million aggregate principal amount of Getaround 2022 Bridge Notes to various purchasers. The Getaround 2022 Bridge Notes will be accounted for at fair value and will automatically convert upon the closing of transaction or series of transactions whereby a special purpose acquisition company acquires equity interests of Getaround and which transaction results in Getaround, or any parent company that directly or indirectly beneficially owns Getaround, being listed on a U.S. national securities exchange or market. Immediately prior to the closing of such transaction, the Getaround 2022 Bridge Notes will convert into shares of the special purpose acquisition company at a conversion price that is equal to 70% of the per share price of the special purpose acquisition company of $10.00 per share. For the purpose of the pro forma adjustment, the fair value of the Getaround 2022 Bridge Notes is assumed to be face value. As of the filing date hereof, $35.4 million of the Getaround 2022 Bridge Notes have been issued with the remaining $14.6 million expected to be issued prior to the consummation of the Business Combination.

(V)

Reflects the issuance of $2.0 million principal amount of Subordinated Promissory Note issued to a related party in October 2022 to a related party. The Subordinated Promissory Note matures on October 30, 2023 with the principal and accrued interest, at a rate of 10% per annum, to be paid at maturity. No issuance costs were incurred and the note will be accounted for at cost. Upon the closing of the Business Combination the principal, accrued and unpaid interest, and a prepayment premium of 10% of the principal amount will be repaid and the debt extinguished. The related party is eligible for a transfer of 200,000 shares of Class A Stock promptly following the closing, conditioned upon the closing occurring and a new equity investment in Getaround of at least $2.0 million, the consideration for which may be the cancellation of the note. As the transfer of shares and cancellation of note are contingent upon a new equity investment, there have been no adjustments recognized within the unaudited pro forma condensed financial statements.

Transaction Adjustments (Assuming No Redemptions)

(B)	Reflects the reclassification of $260.2 million of cash and investments held in the Trust Account that becomes available to fund the Business Combination.

(C)

Reflects the capitalization of transaction costs, including deferred underwriter’s fees during InterPrivate II’s IPO and deferred legal fees incurred by Getaround, expected to be incurred in connection with the Business Combination.

(D)

Reflects the exercise of Getaround’s call options to purchase shares of Getaround Common Stock related to outstanding promissory notes from certain Getaround Stockholders and an offsetting increase in treasury stock immediately prior to the consummation of the Business Combination. The exercise price of each option is equal to the outstanding principal plus accrued interest on the promissory notes. As such, upon exercise of the options, Getaround owes the stockholders the same amount owed on the loan with no cash exchanged between the parties and the stockholder paying income tax on the proceeds of the exercise.

(E)	Reflects the cash payment of InterPrivate II’s outstanding related party payable, accounts payable, accrued expenses balances, and income tax payable upon consummation of the Business Combination.

(F)	Reflects the capitalization of InterPrivate II’s prepaid expenses related to the Business Combination, recorded within equity upon completion of the Business Combination.

(G)

Reflects the conversion of Getaround’s convertible notes and accrued interest that will be converted to equity as a result of the Business Combination. The adjustment recorded in Accumulated Deficit includes the expenses recognized related to loss on conversion of the convertible notes discussed in tick mark (FF).

(H)

Reflects the cashless exercise of in-the-money Getaround Warrants for shares of Getaround Capital Stock immediately prior to the consummation of the Business Combination, which shares will be converted into Class A Stock.

(I)	Reflects the reclassification of $260.0 million of Public Shares and Public Warrants from temporary equity to permanent equity as a result of the Business Combination.

(J)

Reflects the conversion of Getaround Preferred Stock into shares of Getaround Common Stock immediately prior to the consummation of the Business Combination, which shares will be converted into Class A Stock.

(K)	Reflects the conversion of Getaround Common Stock into Class A Stock.

(L)	Reflects the conversion of Class B Stock into Class A Stock.

(M)	Reflects the elimination of InterPrivate II historical retained earnings as a result of the reverse recapitalization.

(N)

Reflects the issuance of $175.0 million aggregate principal amount of Convertible Notes and related $3.5 million of Convertible Notes Warrants, which will be issued pursuant to the Convertible Notes Subscription Agreement in connection with the Business Combination, and the cash payment of related issuance costs. The Convertible Notes will be accounted for at fair value. For the purpose of the pro forma adjustment, the fair value of the Convertible Notes is assumed to be face value. The adjustment recorded in Accumulated Deficit includes the expense recognized related to the issuance costs and issuance of the Convertible Notes Warrants.

(O)

Reflects the repayment of the Deutsche Bank Loan principal, write off of the remaining unamortized issuance costs and debt discount, and the final fee payment in cash along with the repayment of the Subordinated Promissory Note and related prepayment premium as the notes will be extinguished in connection with the Business Combination and the issuance of the Convertible Notes. The adjustment recorded in Accumulated Deficit includes the expenses recognized related to writing off the remaining unamortized issuance costs and debt discount along with the final fee and prepayment premium payments.

(P)

Reflects the reversal of the accrued interest and final fee payment that was previously recognized in connection with debt that will be either converted or extinguished as a result of the Business Combination.

(Q)	Reflects the cancellation of Getaround treasury stock as a result of the Business Combination.

(R)	Reflects the stock-based compensation expense related to Getaround RSUs that vest upon consummation of the Business Combination.

(T)	Reflects the fair value of Initial Stockholders Bonus Shares that were preliminarily deemed compensatory consistent with SAB Topic 5.T.

Additional Transaction Adjustments (Assuming Maximum Redemptions)

(S)	Reflects the redemption of 25,496,400 Public Shares for $254,964 at a redemption price of $10.00 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, are as follows:

Transaction Adjustments (Assuming Both No Redemption and Maximum Redemption Scenarios)

(AA)	Reflects the recognition of stock-based compensation expense of $468 thousand related to Getaround RSUs that vest upon the passage of time as well as the consummation of the Business Combination.

(BB)	Reflects the reversal of interest income earned on marketable securities held in the Trust Account.

(CC)	Reflects the reversal of the unrealized loss on marketable securities held in the Trust Account.

(DD)	Reflects the reversal of the historical fair value adjustment for Getaround Warrants that would not have been outstanding had the Business Combination been consummated on January 1, 2021.

(EE)	Reflects the reversal of the fair value adjustment for Getaround’s convertible debt which is to be converted to equity as a result of the Business Combination.

(FF)

Reflects the expense to recognize the loss on conversion related to debt that will be either converted or extinguished as a result of the Business Combination, in addition to the final fee payment and prepayment premium expenses related to the extinguished Deutsche Bank Loan and Subordinated Promissory Note.

(GG)

Reflects the reversal of the interest expense and amortization of debt discounts, issuance costs, and final payment fees related to debt that will be either converted or extinguished as a result of the Business Combination.

(HH)

Reflects the recognition of issuance costs and a full year’s interest expense related to the issuance of the Convertible Notes, inclusive of the backstop fee and warrant issuance, as the pro forma issuance of the Convertible Notes is assumed to be January 1, 2021. The Convertible Notes accrue interest at a rate per annum equal to 8.0% with respect to interest paid in cash and 9.5% with respect to interest paid with equity (payment in kind). For the purpose of the pro forma adjustment, interest is assumed to be paid in kind and is assumed to be reflective of the estimated change in fair value of the Convertible Notes during the period.

(II)	Reflects the fair value of Initial Stockholders Bonus Shares that were preliminarily deemed compensatory consistent with SAB Topic 5.T.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022, are as follows:

Transaction Adjustments (Assuming Both No Redemptions and Maximum Redemption Scenarios)

(KK)	Reflects the reversal of interest income earned on marketable securities held in the Trust Account.

(LL)	Reflects the reversal of the historical fair value adjustment for Getaround Warrants that would not have been outstanding had the Business Combination been consummated on January 1, 2021.

(MM)	Reflects the reversal of the fair value adjustment for Getaround’s convertible debt which is to be converted to equity as a result of the Business Combination.

(NN)

Reflects the reversal of the interest expense and amortization of debt discounts, issuance costs, and final payment fees related to debt that will be either converted or extinguished as a result of the Business Combination.

(OO)

Reflects the recognition of nine month’s interest expense related to the issuance of the Convertible Notes as the pro forma issuance of the Convertible Notes is assumed to be January 1, 2021. As noted in tick mark HH, for the purposes of the pro forma adjustment, interest is assumed to be paid in kind and is assumed to be reflective of the estimated change in fair value of the Convertible Notes during the period.

(PP)	Reflects the reversal of the unrealized loss on marketable securities held in the Trust Account.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. If the maximum number of Public Shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the nine months ended September 30, 2022, and for the year ended December 31, 2021 (in thousands, except share and per share amounts):

	Pro Forma Combined
	(Assuming No Redemptions)	(Assuming Maximum Redemptions)
For the Nine Months Ended September 30, 2022
Pro forma net loss	$(93,589)	$(93,589)
Pro forma net loss per share attributable to stockholders, basic and diluted (1)	$(0.78)	$(0.99)
Weighted average shares outstanding, basic and diluted	119,732,220	94,235,820
Excluded Securities: (2)
Getaround Options and Getaround RSUs outstanding	3,794,610	3,794,610
Earnout Shares	34,000,000	34,000,000
Incentive Earnout Shares	11,000,000	11,000,000
Public Warrants	5,175,000	5,175,000
Private Warrants	4,616,667	4,616,667
Convertible Notes Warrants	2,800,000	2,800,000
For the Year Ended December 31, 2021
Pro forma net loss	$(174,377)	$(174,377)
Pro forma net loss per share attributable to stockholders, basic and diluted (1)	$(1.46)	$(1.85)
Weighted average shares outstanding, basic and diluted	119,732,220	94,235,820
Excluded Securities: (2)
Getaround Options and Getaround RSUs outstanding	3,794,610	3,794,610
Earnout Shares	34,000,000	34,000,000
Incentive Earnout Shares	11,000,000	11,000,000
Public Warrants	5,175,000	5,175,000
Private Warrants	4,616,667	4,616,667
Convertible Notes Warrants	2,800,000	2,800,000

(1)	Diluted loss per share is the same as basic loss per share for both scenarios presented because the effects of potentially dilutive instruments were anti-dilutive as a result of Getaround’s net loss.
(2)

The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive, issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented